EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Measurement Specialties, Inc.

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated June 4, 2001 included in Measurement Specialties, Inc. Form 10-K for the year ended March 31, 2001 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

Arthur Andersen LLP

Roseland, New Jersey
July 31, 2001

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